UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
Superfund Gold, L.P.
(Exact Name of Registrant as Specified in its Charter)

Delaware	98-0574019 (Series A); 98-0574020 (Series B)
(State of Incorporation or Organization)	(I.R.S. Employer
Identification Number)

Superfund Office Building
PO Box 1479 Grand Anse
St. George’s, Grenada, West Indies

(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

None	Not applicable
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☑
Securities Act registration statement file number to which this form relates: 333-151632
Securities to be registered pursuant to Section 12(g) of the Act:
Series A and Series B Units of Limited Partnership
(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.
The securities to be registered hereby are the units of limited partnership interests in Superfund Gold, L.P. designated as (1) Superfund Gold, L.P. Series A and (2) Superfund Gold, L.P. Series B.
Pursuant to paragraph (d) of Item 202 of Regulation S-K, specific reference is hereby made to the following:
1. For a discussion of rights comparable to “dividend rights” (paragraph (a)(1)(i) of Item 202), see Section 8(f) and Section (9) of “Superfund Gold, L.P. Form of Amended and Restated Limited Partnership Agreement” which is Exhibit A (the “Limited Partnership Agreement”) to the Registrant’s Prospectus dated February 17, 2009 (the “Prospectus”).
2. For a discussion of “redemption provisions” (paragraph (a)(1)(iv) of Item 202), see “Redemptions” beginning on page 32 of the Prospectus; and Section 12 of the Limited Partnership Agreement.
3. For a discussion of “voting rights” (paragraph (a)(1)(v) of Item 202), see Section 9 and Section 18 of the Limited Partnership Agreement.
4. For a discussion of “preemption rights” (paragraph (a)(1)(viii) of Item 202), see Section 2(b)(i) and Section 14 of the Limited Partnership Agreement.
5. For a discussion of rights comparable to “liquidation rights” (paragraph (a)(1)(vii) of Item 202), see Section 5(c) of the Limited Partnership Agreement.
6. For a discussion of “any restriction on alienability of the securities” (paragraph (a)(1)(x) of Item 202), see Section 11 of the Limited Partnership Agreement.
7. For a discussion of whether “the rights of holders . . . may be modified” (paragraph (a)(2) of Item 202), see Section 18(a) of the Limited Partnership Agreement.
Paragraphs (a)(1)(ii), (iii), (vi), (ix), (xi), (a)(3), (a)(4), (a)(5), (b), (c), (e) and (f) of Item 202 are not applicable.
Item 2. Exhibits.

Exhibit No.	Description

(1) “Superfund Gold, L.P. Amended and Restated Limited Partnership Agreement” which is Exhibit A to the Registrant’s Prospectus dated February 17, 2009 (the “Prospectus”).

(2) “Superfund Gold, L.P. Request for Redemption” which is Exhibit B to the Prospectus.

(3) “Superfund Gold, L.P. Subscription Agreement” which is Exhibit D to the Prospectus.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Superfund Gold, L.P.
Date: August 14, 2009	By:	/s/ Nigel James
		Name:	Nigel James
Title: President of Superfund Capital Management, Inc., the General Partner of Superfund Gold, L.P.